Exhibit 99.1

Lordstown Motors Corp. Announces Response to SEC Guidance Issued on April 12, 2021 Applicable to Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)

LORDSTOWN, Ohio - (GLOBE NEWSWIRE) - Lordstown Motors Corp. (Nasdaq: RIDE) (“Lordstown Motors”), a leader in electric light duty trucks focused on the commercial fleet market, today announced in a Current Report on Form 8-K, that as a result of recent guidance provided by the SEC on April 12, 2021 for all SPAC-related companies regarding the accounting and reporting for their warrants (the “SEC Statement”), it will restate its previously issued 2020 consolidated financial statements.

The restatement pertains to the accounting treatment for public and private placement warrants (“warrants”) that were outstanding at the time of the business combination with DiamondPeak Holdings Corp. on October 23, 2020 (the “Business Combination”). Consistent with market practice among SPACs, we had been accounting for the warrants as equity under a fixed accounting model. However, in light of the recent SEC Statement, we intend to restate our historical financial statements for the year ended December 31, 2020 such that some, if not all, of the warrants are accounted for as liabilities and marked-to-market each reporting period (the “restatement”). In general, under the mark-to-market accounting model, we will measure the fair value of the liability classified warrants at the end of each reporting period or at the time of exercise and recognize the changes in the fair value in our operating results. The change in accounting treatment does not impact any reporting periods prior to the Business Combination.

As of December 31, 2020, we had 13,380,680 Warrants outstanding and, as a result of exercises and redemption of certain warrants, as of March 31, 2021, 3,955,907 warrants were outstanding.

About Lordstown Motors Corp.

Lordstown Motors Corp. is an Ohio-based original equipment manufacturer of light duty fleet vehicles, founded by CEO Steve Burns with the purpose of transforming Ohio's Mahoning Valley and Lordstown, Ohio, into the epicenter of electric-vehicle manufacturing. The company owns the 785 acre, 6.2 million square foot Lordstown Assembly Plant where it plans to build the Lordstown Endurance, believed to be the world's first full-size, all-electric pickup truck designed to serve the commercial fleet market. For additional information visit www.lordstownmotors.com.

Forward Looking Statements

This press release includes forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “believes,” expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: the completion of our review of our warrants and preparation of the restated financial statements; any subsequent guidance or clarifications that the SEC may provide on this matter; our limited operating history and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “Commission”) for the fiscal year ended December 31, 2021 and other reports filed by the Company with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Lordstown Motors Corp. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Contacts:

Investors
Carter Driscoll
lordstownIR@icrinc.com

Media
Ryan Hallett
lordstownmotors@ottoandfriends.com